UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2014

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 28, 2014, Discovery Communications, LLC (“DCL”) and Discovery Communications, Inc. (the “Guarantor”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities plc, BNP Paribas, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Merrill Lynch International and The Royal Bank of Scotland plc for the issuance and sale by DCL of €300 million aggregate principal amount of its 2.375% Senior Notes due 2022 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-182194) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission. The offering of the Notes is expected to close on March 7, 2014, subject to customary closing conditions.

The Notes were priced at 99.354% of their principal amount. DCL expects the net proceeds from the offering to be approximately €295.8 million after deducting the underwriting discount and estimated expenses related to the offering.

DCL intends to use the net proceeds of this offering to fund the cash consideration payable for the previously announced acquisition of a controlling interest in Eurosport International, and certain costs associated with that acquisition, as well as for general corporate purposes, including the acquisition of other companies or businesses, repayment and refinancing of debt, working capital, capital expenditures and the repurchase by the Guarantor of its capital stock.

The Notes are to be issued pursuant to an indenture, dated as of August 19, 2009, and a supplemental indenture (collectively, the “Indenture”) to be entered into among DCL, the Guarantor, U.S. Bank National Association, as trustee, and Elavon Financial Services Limited, UK Branch, as London paying agent. DCL’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor (the “Guarantee”).

Application has been made to the Irish Stock Exchange for the Notes to be admitted to the Official List and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated February 28, 2014, among Discovery Communications, LLC, Discovery Communications, Inc., J.P. Morgan Securities plc, BNP Paribas, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Merrill Lynch International and The Royal Bank of Scotland plc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Andrew Warren
	Name:	Andrew Warren
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated February 28, 2014, among Discovery Communications, LLC, Discovery Communications,
Inc., J.P. Morgan Securities plc, BNP Paribas, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment
Bank, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Merrill Lynch International and The Royal Bank of
Scotland plc.